UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 7, 2013

FNBH BANCORP, INC.

(Exact name of Registrant as specified in its charter)

Michigan (State or Other Jurisdiction of Incorporation)	000-25752 (Commission File No.)	38-2869722 (IRS Employer Identification No.)

101 East Grand River, Howell, Michigan (Address of Principal Executive Offices)	48843 (Zip Code)

517-546-3150

(Registrant's Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Section Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01 Entry into a Material Definitive Agreement

In a Current Report on Form 8-K filed by FNBH Bancorp, Inc. (the "Company") on June 14, 2013, the Company disclosed that it had entered into a Securities Purchase Agreement with Stanley B. Dickson, Jr., a director of the Company and the largest beneficial owner of its stock. Pursuant to the Securities Purchase Agreement, Mr. Dickson has agreed, among other things, to purchase shares of the Company's Series B Mandatorily Convertible Non-Cumulative Junior Participating Preferred Stock (the "Preferred Stock") for an aggregate purchase price of $7.5 million in a private placement transaction to be conducted by the Company.

On August 7, 2013, FNBH Bancorp, Inc. (the "Company") entered into a series of subscription agreements with various other investors pursuant to which the Company has agreed to sell, subject to the satisfaction of certain conditions, additional shares of Preferred Stock that would result in aggregate gross proceeds to the Company of $9.6 million. Together with the gross proceeds to be received by the Company pursuant to the Securities Purchase Agreement described above, the aggregate gross proceeds to the Company from this private placement transaction are expected to approximate $17.1 million. Of this amount, approximately $8.5 million is expected to be invested by current directors and executive officers of the Company, including Mr. Dickson's investment.

The terms and conditions of the Preferred Stock will be designated by the Company through an amendment to the Company's Articles of Incorporation adopted by the Board of Directors pursuant to the authority granted in the Company's Articles of Incorporation. The Preferred Stock will be convertible into shares of the Company's common stock at a rate reflecting a price per share of common stock of $0.70, subject to certain anti-dilution adjustments. The conversion into common stock will take place automatically upon the approval by the Company's shareholders of additional shares of authorized common stock. Until converted into common stock, the Preferred Stock will have terms that will be substantially identical to the terms applicable to the outstanding common stock with respect to dividends, distributions, voting, and other matters. For matters submitted to a vote of the holders of the Company's common stock, including the proposal to authorize additional shares of common stock, the Preferred Stock will vote with the common stock, as a single class, as if the Preferred Stock was already converted into common stock. The shares of Preferred Stock to be issued by the Company pursuant to the Securities Purchase Agreement and subscription agreements described above, following the satisfaction and/or waiver of the conditions to closing, would be convertible into approximately 24.4 million shares of the Company's common stock.

The issuance of the shares of Preferred Stock pursuant to the Securities Purchase Agreement and subscription agreements described above are subject to certain conditions, including the non-objection by the Federal Reserve Board of a filing by Mr. Dickson pursuant to the Change in Bank Control Act.

Investors are cautioned not to make any investment decision regarding the Company's securities based, in whole or in part, on the information disclosed in this Current Report or the likelihood that the Company will raise any minimum amount of proceeds pursuant to the agreements described above.

The foregoing description of the material terms of the subscription agreements does not purport to be a complete description of the rights and obligations of the parties involved and is qualified in its entirety by reference to the full text of the terms of the subscription agreements.

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Item 3.02 Unregistered Sales of Equity Securities

The disclosure set forth under Item 1.01 of this Current Report on Form 8-K is incorporated in this Item 3.02 by reference.

In connection with sale of the shares of Preferred Stock described in Item 1.01 above, the Company will rely upon the exemption from securities registration afforded by Rule 506 of Regulation D as promulgated by the SEC under the Securities Act of 1933, as amended (the "Securities Act"), and/or Section 4(2) of the Securities Act. The shares were offered to a limited number of persons, all of whom are accredited investors, and transfer of the shares will be restricted by the Company in accordance with the requirements of the Securities Act.

Additional Information

The Company's sale of Preferred Stock described in this Current Report on Form 8-K involves the sale of securities in a private transaction that will not be registered under the Securities Act of 1933. This Current Report on Form 8-K does not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of securities in any state or jurisdiction in which such an offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Forward-Looking Statement Disclaimer

Any statements in this Current Report on Form 8-K that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Words such as "expect," "believe," "intend," "estimate," "project," "may" and similar expressions are intended to identify forward-looking statements. These forward-looking statements are predicated on management's beliefs and assumptions based on information known to the Company's management as of the date of this Current Report and do not purport to speak as of any other date. Forward-looking statements include, but are not limited to, the Company's expectations regarding its ability to raise capital, including through the closing of the sale of shares of Preferred Stock described above. Such statements reflect the view of the Company's management as of this date with respect to future events and are not guarantees of future performance, involve assumptions and are subject to substantial risks and uncertainties, such as the changes in plans, objectives, expectations, and intentions. Should one or more of these risks materialize or should underlying beliefs or assumptions prove incorrect, the Company's actual results could differ materially from those discussed. Factors that could cause or contribute to such differences include the likelihood that various conditions precedent to the issuance of the Preferred Stock will be satisfied (including the non-objection of the Federal Reserve Board to the change in control filing described above), the financial performance of the Bank, the continued improvement in the Bank's asset quality metrics, changes in general economic conditions and related credit and market conditions, and the impact of regulatory responses to any of the foregoing. Forward-looking statements speak only as of the date they are made. The Company does not undertake to update forward-looking statements to reflect facts, circumstances, assumptions, or events that occur after the date the forward-looking statements are made. For any forward-looking statements made in this Current Report or in any documents, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FNBH BANCORP, INC.

Dated: August 8, 2013	/s/ Ronald Long
By: Ronald Long Its: Chief Executive Officer

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